THE DREYFUS FAMILY OF FUNDS
(Funds Included in Schedule A)

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires that the Board of an investment company desiring to offer multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.

The Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act), of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a “Fund”), which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

1.                  Class Designation:  Fund shares shall be divided into Class A shares, Class B shares and Dreyfus Class shares.

2.                  Differences in Availability:  Class A shares and Class B shares of a Fund are designed primarily for people who are investing through a third party such as a bank, broker-dealer or financial adviser.

Dreyfus Class shares of a Fund shall be offered to any investor.

3.                  Differences in Services:  The services offered to shareholders of each Class, as described in the Fund's prospectuses or statement of additional information, unless otherwise noted on Schedule A, shall be similar, except for certain services provided to each Class pursuant to separate plans adopted by the Fund's Board.

4.                  Differences in Distribution Arrangements:  Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The Distribution Plan for Class A shares allows the Fund to spend annually up to 0.25% of the value of the Fund’s average daily net assets attributable to Class A shares to compensate the Fund’s Distributor for shareholder servicing activities and for activities or expenses primarily intended to result in the sale of Class A shares.

Class B shares shall be subject to a Distribution Plan and a Shareholder Services Plan, each adopted pursuant to Rule 12b-1 under the 1940 Act.  The Distribution Plan for Class B shares allows the Fund to pay the Fund’s Distributor for distributing such Fund’s Class B shares a fee at the annual rate of 0.25% of the value of the Fund’s average daily net assets attributable to Class B shares.  The Shareholder Services Plan for Class B shares allows the Fund to pay the Fund’s Distributor for the provision of certain services to the holders of the Fund’s Class B shares a fee at the annual rate of 0.25% of the value of the Fund’s average daily net assets attributable to Class B shares.

Dreyfus Class shares shall not be subject to a Distribution Plan or Shareholder Services Plan.

5.                  Expense Allocation:  The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis:  (a) fees under the Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses payable by the Fund related to preparing and distributing materials, such as proxies, to current shareholders of a specific Class; and (c) litigation or other legal expenses relating solely to a specific Class.

6.                  Conversion Features:  No Class shall be subject to any automatic conversion feature.  Shares of one Class of the Fund may be converted into shares of another Class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund.

7.                  Exchange Privileges:  Shares of a Class of the Fund shall be exchangeable only for shares of certain other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time.

Dated: April 26, 1995
Revised as of: April 15, 2016

SCHEDULE A

The Dreyfus/Laurel Funds, Inc.

- General AMT-Free Municipal Money Market Fund (formerly, Dreyfus AMT-Free Municipal Reserves)

THE DREYFUS FAMILY OF FUNDS
(Funds Included in Schedule A)

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.

The Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act) of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

1.                  Class Designation:  Fund shares shall be divided into Class A shares, Class B shares and Dreyfus Class shares.

2.                  Differences in Availability:  Class A shares and Class B shares of a Fund are designed primarily for people who are investing through a third party such as a bank, broker-dealer or financial adviser.

Dreyfus Class shares of a Fund shall be offered to any investor.

3.                  Differences in Services:  The services offered to shareholders of each Class, as described in the Fund's prospectuses or statement of additional information, unless otherwise noted on Schedule A, shall be similar, except for certain services provided to each Class pursuant to separate plans adopted by the Fund's Board.

4.                  Differences in Distribution Arrangements:  Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The Distribution Plan for Class A shares allows the Fund to spend annually up to 0.25% of the value of the Fund's average daily net assets attributable to Class A shares to compensate the Fund's Distributor for shareholder servicing activities and for activities or expenses primarily intended to result in the sale of Class A shares.

Class B shares shall be subject to a Distribution Plan and a Shareholder Services Plan, each adopted pursuant to Rule 12b-1 under the 1940 Act.  The Distribution Plan for Class B shares allows the Fund to pay the Fund's Distributor for distributing such Fund's Class B shares at the annual rate of up to 0.20% of the value of the Fund's average daily net assets attributable to Class B shares.  The Shareholder Services Plan for Class B shares allows the Fund to pay the Fund's Distributor for the provision of certain services to the holders of the Fund's Class B shares a fee at the annual rate of 0.25% of the value of the Fund's average daily net assets attributable to Class B shares.

Dreyfus Class shares shall not be subject to a Distribution Plan or Shareholder Services Plan.

5.                  Expense Allocation:  The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis:  (a) fees under the Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses payable by the Fund related to preparing and distributing materials, such as proxies, to current shareholders of a specific Class; and (c) litigation or other legal expenses relating solely to a specific Class.

6.                  Conversion Features:  No Class shall be subject to any automatic conversion feature.  Shares of one Class of the Fund may be converted into shares of another Class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund.

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7.                  Exchange Privileges:  Shares of a Class of the Fund shall be exchangeable only for shares of certain other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time.

Dated as of: August 1, 2015
As revised: April 15, 2016

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SCHEDULE A

The Dreyfus/Laurel Funds, Inc. –
- General Treasury and Agency Money Market Fund (formerly, Dreyfus U.S. Treasury Reserves)

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